                                                                     EXHIBIT 4.2


================================================================================

                         MICHAEL PETROLEUM CORPORATION


                                  as Issuer,



                                      AND



                      STATE STREET BANK AND TRUST COMPANY


                                  as Trustee


                      --------------------------------



                                   INDENTURE




                           DATED AS OF APRIL 2, 1998


                      --------------------------------


                                  $135,000,000

                             SERIES A AND SERIES B


                         11 1/2% SENIOR NOTES DUE 2005


================================================================================

                             CROSS-REFERENCE TABLE

TIA SECTION                                                                        INDENTURE SECTION
       310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
          (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
          (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
          (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.8; 7.10
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.8; 7.10
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
       311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
       312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.5
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.3
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.3
       313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6
          (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
          (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6; 7.7
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6; 11.2
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6
       314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.2; 4.3; 11.2; 11.5
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
          (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.4
          (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.4
          (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
          (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.5
          (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
       315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1(b)
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.5; 11.2
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1(a)
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.1(c)
          (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11
       316(a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . .       2.9
          (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.5
          (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.2; 6.4; 9.2
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.7
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9.4
       317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.8
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.9
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.4
       318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.1
       318(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.1
-------------------------

N.A. means Not Applicable
NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

                               TABLE OF CONTENTS

                                                                                                                     PAGE


                                                        ARTICLE I

                                        DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION  1.1.       DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION  1.2.       OTHER DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION  1.3.       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT   . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION  1.4.       RULES OF CONSTRUCTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                        ARTICLE II

                                                      THE SECURITIES

SECTION  2.1.       FORM AND DATING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION  2.2.       EXECUTION AND AUTHENTICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION  2.3.       REGISTRAR AND PAYING AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION  2.4.       PAYING AGENT TO HOLD MONEY IN TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION  2.5.       HOLDER LISTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION  2.6.       TRANSFER AND EXCHANGE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION  2.7.       REPLACEMENT SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION  2.8.       OUTSTANDING SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION  2.9.       TREASURY SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION  2.10.      TEMPORARY SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION  2.11.      CANCELLATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION  2.12       DEFAULTED INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION  2.13.      PERSONS DEEMED OWNERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                       ARTICLE III

                                                        REDEMPTION

SECTION  3.1.       NOTICE TO TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION  3.2.       SELECTION OF SECURITIES TO BE REDEEMED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION  3.3.       NOTICE OF REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION  3.4.       EFFECT OF NOTICE OF REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION  3.5.       DEPOSIT OF REDEMPTION PRICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION  3.6.       SECURITIES REDEEMED IN PART   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION  3.7.       OPTIONAL REDEMPTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION  3.8.       EQUITY OFFERING REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


                                                        ARTICLE IV

                                                        COVENANTS
SECTION  4.1.       PAYMENT OF SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION  4.2.       SEC REPORTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION  4.3.       COMPLIANCE CERTIFICATES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION  4.4.       MAINTENANCE OF OFFICE OR AGENCY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION  4.5.       CORPORATE EXISTENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION  4.6.       WAIVER OF STAY, EXTENSION OR USURY LAWS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION  4.7.       PAYMENT OF TAXES AND OTHER CLAIMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION  4.8.       MAINTENANCE OF PROPERTIES AND INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION  4.9.       LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS   . . . . . . . . . . . . . . . . . . . . . .  41
SECTION  4.10.      LIMITATION ON RESTRICTED PAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION  4.11.      LIMITATION ON SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION  4.12.      LIMITATION ON LIENS SECURING INDEBTEDNESS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION  4.13.      LIMITATION ON SALE/LEASEBACK TRANSACTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION  4.14.      LIMITATION ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES   . . . . . . . . . . . . . . . . . . .  47
SECTION  4.15.      LIMITATION ON ISSUANCES AND SALES OF RESTRICTED SUBSIDIARY STOCK  . . . . . . . . . . . . . . . .  47
SECTION  4.16       LIMITATION ON TRANSACTIONS WITH AFFILIATES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION  4.17.      CHANGE OF CONTROL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION  4.18.      LIMITATION ON LINE OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                        ARTICLE V

                                                  SUCCESSOR CORPORATION

SECTION  5.1.       WHEN COMPANY MAY MERGE, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION  5.2.       SUCCESSOR CORPORATION SUBSTITUTED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                        ARTICLE VI

                                                  DEFAULTS AND REMEDIES

SECTION  6.1.       EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION  6.2.       ACCELERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION  6.3.       OTHER REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION  6.4.       WAIVER OF PAST DEFAULTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION  6.5.       CONTROL BY MAJORITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION  6.6.       LIMITATION ON REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION  6.7.       RIGHTS OF HOLDERS TO RECEIVE PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION  6.8.       COLLECTION SUIT BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION  6.9.       TRUSTEE MAY FILE PROOFS OF CLAIM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION  6.10.      PRIORITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION  6.11.      UNDERTAKING FOR COSTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


                                                       ARTICLE VII

                                                         TRUSTEE
SECTION  7.1.       DUTIES OF TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION  7.2.       RIGHTS OF TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION  7.3.       INDIVIDUAL RIGHTS OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION  7.4.       TRUSTEE'S DISCLAIMER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION  7.5.       NOTICE OF DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION  7.6.       REPORTS BY TRUSTEE TO HOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION  7.7.       COMPENSATION AND INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION  7.8.       REPLACEMENT OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION  7.9.       SUCCESSOR TRUSTEE BY MERGER, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION  7.10.      ELIGIBILITY; DISQUALIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION  7.11.      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY   . . . . . . . . . . . . . . . . . . . . . . .  61

                                                       ARTICLE VIII

                                         LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION  8.1.       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . .  62
SECTION  8.2.       LEGAL DEFEASANCE AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION  8.3.       COVENANT DEFEASANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION  8.4.       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION  8.5.       DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                    OTHER MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION  8.6.       REPAYMENT TO COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION  8.7.       REINSTATEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                        ARTICLE IX

                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION  9.1.       WITHOUT CONSENT OF HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION  9.2.       WITH CONSENT OF HOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION  9.3.       COMPLIANCE WITH TRUST INDENTURE ACT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION  9.4.       REVOCATION AND EFFECT OF CONSENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION  9.5.       NOTATION ON OR EXCHANGE OF SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION  9.6.       TRUSTEE PROTECTED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION  9.7.       RESTRICTIONS ON PAYMENTS FOR AMENDMENTS, WAIVERS AND MODIFICATIONS  . . . . . . . . . . . . . . .  68

                                                        ARTICLE X

                                                        GUARANTEES

SECTION  10.1.      UNCONDITIONAL GUARANTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION  10.2.      GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS  . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION  10.3.      ADDITION OF GUARANTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
SECTION  10.4.      RELEASE OF A GUARANTOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

SECTION  10.5.      LIMITATION OF GUARANTOR'S LIABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION  10.6.      CONTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION  10.7.      EXECUTION AND DELIVERY OF GUARANTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION  10.8.      "TRUSTEE" TO INCLUDE PAYING AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION  10.9.      SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                                        ARTICLE XI

                                                      MISCELLANEOUS

SECTION  11.1.      TRUST INDENTURE ACT CONTROLS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION  11.2.      NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION  11.3.      COMMUNICATION BY HOLDERS WITH OTHER HOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION  11.4.      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION  11.5.      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION   . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION  11.6.      RULES BY TRUSTEE AND AGENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION  11.7.      LEGAL HOLIDAYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION  11.8.      GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION  11.9.      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION  11.10.     NO PERSONAL LIABILITY OF DIRECTORS, ADVISORS, MANAGERS, OFFICERS,
                    EMPLOYEES, INCORPORATORS, MEMBERS AND STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION  11.11.     SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION  11.12.     DUPLICATE ORIGINALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION  11.13.     SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION  11.14      TABLE OF CONTENTS, HEADINGS, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SIGNATURES

                                    EXHIBITS


EXHIBIT A-1                 Form of Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1-1
EXHIBIT A-2                 Form of Security representing Regulation S Temporary Global Note  . . . . . . . . . . . A-2-1
EXHIBIT B-1                 Certificate of Transferor from 144A Global Note to Regulation S
                            Global Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1-1
EXHIBIT B-2                 Certificate of Transferor from Regulation S Global Note to 144A
                            Global Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-2-1
EXHIBIT B-3                 Certificate of Transferor of Definitive Securities  . . . . . . . . . . . . . . . . . . B-3-1
EXHIBIT B-4                 Certificate of Transferor from Global Note to Definitive Security . . . . . . . . . . . B-4-1
EXHIBIT C                   Certificate of Institutional Accredited Investor  . . . . . . . . . . . . . . . . . .     C-1
EXHIBIT D                   Form of Notation of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . .     D-1
EXHIBIT E                   Form of Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . .     E-1

_________________

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

         INDENTURE, dated as of April 2, 1998, between MICHAEL PETROLEUM CORPORATION, a Texas corporation (the "COMPANY"), and STATE STREET BANK AND TRUST COMPANY, as Trustee.

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11 1/2% Series A Senior Notes due 2005 (as issued pursuant to, and as may be amended or supplemented from time to time in accordance with, the terms of this Indenture, the "SERIES A NOTES") and the Company's 11 1/2% Series B Senior Notes due 2005 (as issued pursuant to, and as may be amended or supplemented from time to time in accordance with, the terms of this Indenture, the "SERIES B NOTES", and together with the Series A Notes, collectively the "SECURITIES"), without preference of one series of Notes over the other.

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section  1.1.    DEFINITIONS.

         "144A GLOBAL NOTE" means a permanent global senior note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Security attached hereto as Exhibit A-1, and that is deposited with the Securities Custodian and registered in the name of the Depository or its nominee, representing a series of Securities sold in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act, other than Regulation S.

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" or "ACNTA" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the effective date of such initial or year-end reserve reports and (B) estimated oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such initial or year-end reserve reports which, in the case of sub-clauses (A) and (B) above, would, in accordance with standard industry practice, result in such increases, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such initial or year-end reserve reports), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the effective date of such initial or year-end reserve reports and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the effective date of such initial or year-end reserve reports attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the effective date of such initial or year-end reserve reports which would, in accordance with standard industry practice, result in such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such initial or year-end reserve reports); provided that, in the case of each of the determinations made pursuant to sub-clauses (A) through (D) above, such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change and in connection with the incurrence of Indebtedness under Section 4.9(a), all or any part of an increase in discounted future net revenue resulting from the matters described in sub-clauses (A) and (B) above, are needed to permit the incurrence of such Indebtedness, then the discounted future net revenue utilized for purposes of this clause (a)(i) shall be confirmed in writing by independent petroleum engineers provided that, in the event that the determinations made pursuant to sub-clauses (C) and (D) above, when taken alone, would not cause a Material Change, then such written confirmation need only cover the incremental additions to discounted future net revenues resulting from the determinations made pursuant to sub-clauses (A) and (B) above to the extent needed to permit the incurrence of such Indebtedness, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributed, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries of the Company) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any non-current portion of gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's initial or year-end reserve reports), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in clause (a)(i) above (utilizing the same prices utilized in the Company's initial or year-end reserve reports), would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's initial or year-end reserve reports), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company was still using the successful efforts method of accounting.

         "ADJUSTED NET ASSETS" of a Guarantor at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (ii) the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that a corporation shall not be deemed an Affiliate of the Company solely by reason of having a single common director with the Company who constitutes less than a majority of the directors of either the Company and the other corporation.

         "AGENT" means any Registrar, Paying Agent or co-registrar.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Cedel, as applicable, that apply to such transfer or exchange.

         "ASSET SALE" means any sale, issue, lease, transfer, exchange or other disposition having a fair market value of $1,000,000 or more (or series of sales, leases, transfers, exchanges or dispositions during any fiscal year having an aggregate fair market value of such amount) of shares of Capital Stock of a Restricted Subsidiary (other than directors' Qualifying Shares), or of property or assets (including the creation of Dollar-Denominated Production Payments and Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto) or any interests therein (each referred to for purposes of this definition as a disposition) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (a) by the Company to a Wholly Owned Restricted Subsidiary or by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary, (b) a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Company's oil and gas production operations, (c) any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business (but excluding (i) any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves and (ii) any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto), (d) the disposition of all or substantially all of the assets of the Company in compliance with Article V or Section 4.13, as the case may be, (e) the issuance by the Company of shares of its Capital Stock, (f) any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties for other oil and gas properties owned or held by another Person provided that (i) the fair market value of the properties traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such fair market value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the properties (together with any cash or Cash Equivalents, not to exceed 15% of such fair market value) to be received by the Company or such Restricted Subsidiary as determined in good faith by the Board of Directors of the Company, which determination shall be certified by a resolution of the Board of Directors delivered to the Trustee if such fair market value is in excess of $5,000,000, provided that if such resolution indicates that such fair market value is in excess of $10,000,000 such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in oil and gas properties, and
(ii) such exchange is approved by a majority of Disinterested Directors of the Company, and (g) the sale, transfer or other disposition in the ordinary course of business of oil and natural gas properties, or interests therein, provided that such properties either (i) do not have proved reserves attributed to them or (ii) were purchased for the purpose of offering such properties for resale or participations by other Persons).

         "ATTRIBUTABLE INDEBTEDNESS" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the product of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "BANK CREDIT FACILITY" means a revolving credit, term credit and/or letter of credit facility, the proceeds of which are used for working capital and other general corporate purposes to be entered into by one or more of the Company and/or its Restricted Subsidiaries and certain financial institutions, as amended, extended or refinanced from time to time. The Credit Facility will constitute a Bank Credit Facility.

         "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person duly authorized to act on behalf of the board of directors of such Person, or if not a board of directors or such authorized committee, a comparable governing body of such Person or any committee of such governing body duly authorized to act on behalf of such governing body.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors or the managing partner(s) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading and which is not a Legal Holiday.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, partnership interests or limited liability company membership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock or interests of such Person.

         "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASH EQUIVALENTS" means (i) any evidence of Indebtedness with a maturity of 90 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 90 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 90 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Services at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; and (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above.

         "CEDEL" means Cedel bank, societe anonyme.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of MHI's assets or the Company's assets, in either case, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of MHI or the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of MHI or the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of MHI or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of MHI or the Company, as the case may be, was approved by a vote of 66 2/3% of the directors of MHI or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of MHI or the Company, as the case may be, then in office.

         "COMPANY" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, for any Reference Period, the ratio on a pro forma basis of (a) the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Tax Expense,
(iv) exploration expense, (v) ceiling limitation writedowns under SEC guidelines, (vi) depreciation and depletion of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP on a consolidated basis plus (vii) amortization of the Company and its Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs, as determined in accordance with GAAP on a consolidated basis, in each case as determined for the Reference Period to (b) Consolidated Interest Expense for such Reference Period; provided, that, in calculating each of the items set forth in the foregoing, (1) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "TRANSACTION DATE") shall be assumed to have occurred on the first day of the Reference Period, (2) the incurrence of any

Indebtedness (including the issuance of the Securities) or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (3) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Transaction Date shall be assumed to have been repaid as of the first day of such Reference Period, (4) the Consolidated Interest Expense attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date was the average rate in effect during the entire Reference Period and (5) in determining the amount of Indebtedness pursuant to Section 4.9, the incurrence of Indebtedness or issuance of Disqualified Stock giving rise to the need to calculate the Consolidated Interest Coverage Ratio and, to the extent the net proceeds from the incurrence or issuance thereof are used to retire Indebtedness, the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company and its Restricted Subsidiaries, for the Reference Period, the aggregate amount (without duplication) of (a) interest expensed in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, but excluding interest attributable to Dollar-Denominated Production Payments and amortization of deferred debt expense) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including (i) amortization of original issue discount on any Indebtedness (other than with respect to the Securities), (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and interest rate swap arrangements, in each case to the extent attributable to such period), and (b) dividend requirements of the Company and its Restricted Subsidiaries with respect to any Preferred Stock or Disqualified Stock dividends (whether in cash or otherwise (except dividends paid solely in shares of Capital Stock other than Disqualified Stock)) paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the Reference Period preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition, (y) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, and (z) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of the Company of an obligation of another Person (other than the Company or any other Restricted Subsidiary) shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "CONSOLIDATED NET INCOME" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net
Income: (a) any net income of any Person if such Person is not the Company or a consolidated Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
(c) below) and (ii) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated

Net Income; (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition; (c) the net income of any Restricted Subsidiary to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, is prohibited; (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (e) any gain (but not loss) from currency exchange transactions not in the ordinary course of business consistent with past practice; (f) the cumulative effect of a change in accounting principles; (g) any writedowns of noncurrent assets; and (h) any gain (but not loss) attributable to extraordinary items.

         "CONSOLIDATED NET WORTH" means, with respect to the Company and its Restricted Subsidiaries, as at any date of determination, the sum of Capital Stock (other than Disqualified Stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development costs, and any amount reflected in treasury stock, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED TAX EXPENSE" means, for any period, the provisions for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "CREDIT FACILITY" means the credit agreement to be entered into between the Company and Christiania Bank og KreditKasse, as administrative agent, and the lenders from time to time parties thereto, as amended and in effect from time to time.

         "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

         "DEFINITIVE SECURITIES" means Securities that are in the form of the Security attached hereto as Exhibit A-1, that do not include the text referred to in footnote 1 thereof, and do not have attached the additional schedule referred to in footnote 3 thereof.

         "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "DISINTERESTED DIRECTOR" means, with respect to (i) an Affiliate Transaction or series of related Affiliate Transactions, (ii) any valuation of the aggregate Investments of the Company and the Restricted Subsidiaries in an Unrestricted Subsidiary at the time that it is redesignated a Restricted Subsidiary, (iii) any valuation of the aggregate Investments of the Company and the Restricted Subsidiaries in a Restricted Subsidiary at the time it is redesignated an Unrestricted Subsidiary, (iv) any valuation of any asset(s) (other than cash) or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to a Restricted Payment, or (v) any valuation or determination required in connection with consideration received in an Asset Sale or the transfer or exchange of oil and gas properties for oil and gas properties purported to be excluded from an Asset Sale, a member of the Board of Directors of the Company who has no financial interest, and whose employer has no direct or indirect financial interest, in such Affiliate Transaction or series of related Affiliate Transactions or such transaction giving rise to any such valuation.

         "DISQUALIFIED STOCK" means any Capital Stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

         "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "EFFECTIVE REGISTRATION" means the Company shall have (i) commenced an Exchange Offer for the Securities pursuant to an effective registration statement under the Securities Act or (ii) filed and caused to become effective the Notes Shelf Registration under the Securities Act for the sale of Securities by Holders.

         "EQUITY OFFERING" means any underwritten public offering of common stock of the Company pursuant to a registration statement filed pursuant to the Securities Act or any private placement of Capital Stock (other than Disqualified Stock) of the Company (other than to any Person who, prior to such private placement, was a Subsidiary of the Company or any other Person controlled by the Company) which offering or placement is consummated after the Issue Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

         "GLOBAL NOTE" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the 144A Global Note.

         "GUARANTEE" means any Guarantee issued pursuant to Article X of this Indenture.

         "GUARANTOR" means (i) each of the Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Article X of this Indenture and (ii) each of the Persons that executes a supplemental indenture in which such Person agrees to be bound by the terms of this Indenture, in each case until such time, if any, such guarantor is released from its Guarantee pursuant to Section 10.4.

         "HOLDER" means a Person in whose name a Security is registered on the Registrar's books.

         "INDEBTEDNESS" means, without duplication, with respect to any Person,
(a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under hedging arrangements including interest rate swap obligations, commodity swap obligations and foreign currency hedges, except to the extent such net obligations are taken into account in the determination of future net revenues from proved oil and gas reserves for purposes of the calculation of Adjusted Consolidated Net Tangible Assets; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); (d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a resolution of such Board; (e) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock; (f) the aggregate preference in respect of amounts payable on the issued and outstanding shares of Preferred Stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of Preferred Stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of Preferred Stock that are owned by the Company or any of its Restricted Subsidiaries); and (g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e), (f) or this clause (g), whether or not between or among the same parties. Subject to clause (c) of the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INDIRECT PARTICIPANT" means a Person who holds an interest through a Participant.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INVESTMENT" of any Person means (i) all investments by such Person in any other Person (including its Affiliates) in the form of direct or indirect loans, advances or capital contributions, (ii) all direct or indirect guarantees of, or Liens created or permitted to secure, Indebtedness or other obligations of any other Person by such Person, (iii) all direct or indirect purchases or other acquisitions for consideration by such Person of assets, Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that directly or indirectly would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet of such Person prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.10, (a) an "Investment" in an Unrestricted Subsidiary shall be deemed to include and be valued at the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary and (b) any Investment in, or any property transferred to or from, an Unrestricted Subsidiary shall be valued at its fair market value at the time of transfer, in each case, as determined in good faith by the Board of Directors of the Company.

         "ISSUE DATE" means the first date on which the Securities are issued under this Indenture.

         "LIEN" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

         "LIQUIDATED DAMAGES" shall have the meaning given such term in Section 6 of the Registration Rights Agreement.

         "MATERIAL CHANGE" means an increase or decrease (excluding changes that result solely from changes in prices) of more than either (i) 10% from the end of the immediately preceding fiscal quarter in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, or (ii) 20% from the end of the immediately preceding year in the estimated discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries, in each case calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (a) any acquisitions of oil and gas reserves made after the end of the immediately preceding year for which the discounted future net revenues have been estimated by independent petroleum engineers since the end of the preceding year and on which a report or reports exist and (b) any disposition of properties existing at the beginning of the current quarter or current year, as the case may be, for purposes of clause (i) or clause (ii) above, that have been disposed of as provided in Section 4.11.

         "MATURITY DATE" means April 1, 2005.

         "MHI" means Michael Holdings, Inc., a Texas corporation.

         "MULTIEMPLOYER PLANS" means a PBGC Plan that is a multiemployer plan as defined in Section 3(37) of ERISA.

         "NET CASH PROCEEDS" means (a) with respect to any Asset Sale or Sale/Leaseback Transaction of any Person, an amount equal to aggregate cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale or Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction and which is actually so repaid, and (b) in the case of any sale by the Company of securities pursuant to subclauses (B) or (C) of Section 4.10(a)(iii), the amount of aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

         "NET WORKING CAPITAL" means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries (including the current portion of gas balancing liabilities), except current liabilities included in Indebtedness.

         "NON-RECOURSE INDEBTEDNESS" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind, including any undertaking, agreement or instrument which would constitute Indebtedness, (b) is directly or indirectly liable for such Indebtedness (by virtue of any Lien on any stock or asset of the Company or any Restricted Subsidiary or by virtue of the Company or such Restricted Subsidiary being the primary obligor or guarantor of, or otherwise liable in respect on, such Indebtedness) or (c) constitutes a lender, (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and (iii) as to which each lender thereof has been notified and has agreed, in writing, that it will not have any recourse, directly or indirectly, to the stock or assets of the Company or any Restricted Subsidiary.

         "NOTES SHELF REGISTRATION" shall have the meaning given such term in the Registration Rights Agreement.

         "OBLIGATIONS" means any principal, premium, interest, Liquidated Damages, fees, indemnifications, reimbursements, penalties, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

         "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Secretary, Assistant Secretary or Assistant Treasurer of such Person, that meets the requirements of Section 11.5. One of the Officers signing an Officers' Certificate given pursuant to Section 4.3(a) shall be the principal executive, financial or accounting Officer of the Person delivering such certificate.

         "OIL AND GAS BUSINESS" means the business of the exploration for, and exploitation, development, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resources businesses (including oil and gas services businesses related to the foregoing).

         "OIL AND GAS SECURITIES" means the Voting Stock of a Person primarily engaged in the Oil and Gas Business, provided that if such Voting Stock is not registered under Section 12 of the Exchange Act, simultaneously with the acquisition thereof by the Company or any Restricted Subsidiary, as applicable, the issuer of such Voting Stock shall become a Wholly Owned Restricted Subsidiary.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5. The counsel may be an employee of or counsel to the Company or the Trustee.

         "PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "PBGC PLAN" shall mean any employee pension benefit plan as defined in
Section 3(2) of ERISA sponsored by the Company or an ERISA Affiliate which is subject to Title IV of ERISA or Section 412 of the Code.

         "PERMITTED BUSINESS INVESTMENTS" means (i) Investments in assets used in the Oil and Gas Business; (ii) the entry into operating agreements, joint ventures, processing agreements, farmout agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited) or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding solely for purposes of this clause (ii), however, Investments in corporations; (iii) the acquisition of working interests, royalty interests or mineral leases relating to oil and gas properties; (iv) Investments by the Company or any Wholly Owned Restricted Subsidiary in any Person which is, or will become, contemporaneously with the making of such Investment, a Wholly Owned Restricted Subsidiary and which is engaged in the Oil and Gas Business; (v) Investments in the Company by any Wholly Owned Restricted Subsidiary; (vi) Investments permitted under
Section 4.11; (vii) Investments in any Person, other than an Unrestricted Subsidiary, the consideration for which consists of Capital Stock (other than Disqualified Stock); (viii) Investments constituting obligations under hedging arrangements described in clause (vii) of the definition of "Permitted Indebtedness;" and (ix) Investments in Unrestricted Subsidiaries the assets of which consist of assets used in the Oil and Gas Business (other than cash and Cash Equivalents) received by the Company from any Person other than a Subsidiary of the Company solely as a result of the issuance of Capital Stock of the Company (other than Disqualified Stock) in exchange therefor.

         "PERMITTED COMPANY REFINANCING INDEBTEDNESS" means Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company, provided that (i) if the Indebtedness (including the Securities) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Securities, then such Indebtedness is pari passu or subordinated in right of payment to, as the case may be, the Securities at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and
(iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

         "PERMITTED FINANCIAL INVESTMENTS" means money market mutual or similar funds having assets in excess of $500,000,000, and the following kinds of instruments if, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary of the Company, the remaining term to maturity is not more than one year: (i) readily marketable obligations issued or unconditionally guaranteed as to principal of and interest on by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment; (iii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided, that such depository institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital surplus or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $500,000,000; and (iv) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any of its Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 (or higher) by Standard & Poor's Ratings Services and P-1 (or higher) by Moody's Investors Services, Inc.

         "PERMITTED INDEBTEDNESS" means (i) Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the Issue Date; (ii) Indebtedness of the Company and its Restricted Subsidiaries under a Bank Credit Facility as the same may be amended, refinanced or replaced, in a principal amount outstanding at any time not to exceed a principal amount equal to the greater of (a) $35,000,000 and (b) 15% of Adjusted Consolidated Net Tangible Assets, in each instance, plus related accrued interest and costs, less any Net Cash Proceeds applied pursuant to Section 4.11(b) to repay or prepay such Indebtedness that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder, provided that the aggregate amount of applied Net Cash Proceeds shall not permanently reduce the amount of Permitted Indebtedness under this clause (ii) below $10,000,000 principal amount plus related accrued interest and costs;
(iii) other Indebtedness of the Company and its Restricted Subsidiaries in a principal amount not to exceed $5,000,000 at any one time outstanding; (iv) Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company to the Company or another Wholly Owned Restricted Subsidiary; (v) Permitted Company Refinancing Indebtedness; (vi) Permitted Subsidiary Refinancing Indebtedness;
(vii) obligations under non-speculative hedging arrangements that the Company and its Subsidiaries enter into in the ordinary course of business for the purpose of protecting their production against fluctuations in oil and natural gas prices; (viii) Indebtedness under the Securities; and (ix) Indebtedness of a Subsidiary of the Company pursuant to its Guarantee of the Securities pursuant to Article X.

         "PERMITTED INVESTMENTS" means Permitted Business Investments and Permitted Financial Investments.

         "PERMITTED LIENS" means (i) Liens outstanding as of the Issue Date;
(ii) Liens now or hereafter securing a Bank Credit Facility; provided, however, such Liens are limited to securing Indebtedness in an amount not in excess of that permitted to be incurred in accordance with clause (ii) of the definition of Permitted Indebtedness; (iii) Liens now or hereafter securing any interest rate hedging obligations so long as the related Indebtedness (a) constitutes Senior Indebtedness or (b) is, or is permitted to be under this Indenture, secured by a Lien on the same property securing such interest rate obligations;
(iv) Liens now or hereafter securing any interest rate hedging obligations so long as the related Indebtedness (a) constitutes the Securities (or any Permitted Company Refinancing Indebtedness in respect thereof) or (b) is, or is permitted to be under this Indenture, secured by a Lien on the same property securing such interest rate hedging obligations; (v) Liens securing Indebtedness, the proceeds of which are used to refinance secured Indebtedness of the Company or its Restricted Subsidiaries; provided, that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced; (vi) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP; (vii) mechanics', workmen's, materialmen's, operators' or similar Liens arising in the ordinary course of business; (viii) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations; (ix) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (x) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries; (xi) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (xii) Liens on pipeline or pipeline facilities which arise out of operation of law; (xiii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xiv) (a) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, (b) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Restricted Subsidiary, or (c) Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided that in each such case no such Lien shall extend to or cover any property of the Company or any Restricted Subsidiary other than the property being acquired and improvements thereon; (xv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business;
(xvi) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary of the Company on deposit with or in possession of such bank; (xvii) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (xviii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;
(xix) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xx) Liens securing obligations under non-speculative hedging arrangements that the Company enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil and natural gas prices; and (xxi) Liens to secure Dollar-Denominated Production Payments and Volumetric Production Payments.

         "PERMITTED SUBSIDIARY REFINANCING INDEBTEDNESS" means Indebtedness of any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Restricted Subsidiary, provided that (i) if the Indebtedness (including any Guarantee) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Guarantee, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Guarantee at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "PREFERRED STOCK" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "PRODUCTION PAYMENTS" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article XI of Regulation S-X under the Securities Act.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

         "REFERENCE PERIOD" means, with respect to any Person, the four full consecutive fiscal quarters ended with the last full fiscal quarter for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 30, 1998, by and among the Company and each of the purchasers named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global senior note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A-1, and that is deposited with the Securities Custodian and registered in the name of the Depository, representing a series of Securities sold in reliance on Regulation S.

         "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global senior note in the form of Security attached hereto as Exhibit A-2, and that is deposited with the Securities Custodian and registered in the name of the Depository, representing a series of Securities sold in reliance on Regulation S.

         "REPORTABLE EVENT" means an event listed in Section 4043(c) of ERISA.

         "RESTRICTED BENEFICIAL INTEREST" means any beneficial interest of a Participant or Indirect Participant in a Restricted Global Note.

         "RESTRICTED DEFINITIVE SECURITIES" means the Definitive Securities that are required to bear the Restricted Legend.

         "RESTRICTED GLOBAL NOTES" means the 144A Global Note and the Regulation S Global Note, each of which is required to bear the Restricted Legend.

         "RESTRICTIVE LEGEND" means the legend set forth on the face of the form of Security pursuant to Section 2.6(f).

         "RESTRICTED PAYMENT" means, with respect to any Person, any of the following: (i) the declaration or payment of any dividend or the making of any other payment or distribution in respect or on account of such Person's Capital Stock (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Restricted Subsidiaries (but excluding (a) any cashless exercise of warrants or options or (b) payments in respect of cash elections or phantom stock or similar awards under any director or employee benefit plan or arrangement provided such payment is recorded as a compensation expense under
GAAP); (iii) the making of any payment (principal or otherwise) on or with respect to, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities or Guarantees, as the case may be; and (iv) the making by such Person of any Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) immediately after giving effect to such designation, the Company could incur at least $1.00 in additional Indebtedness pursuant to
Section 4.9(a), (ii) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such Indebtedness is permitted under Section 4.9(a), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter Reference Period, and (iii) no Default or Event of Default would be in existence following such designation.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "SALE/LEASEBACK TRANSACTION" means with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" has the meaning assigned to that term in the introductory paragraph hereof, and the term "SECURITY" means any of them, as the context may require.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "SENIOR INDEBTEDNESS" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Securities.

         "SENIOR INDEBTEDNESS OF A GUARANTOR" means any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

         "SERIES A NOTES" has the meaning assigned to that term in the introductory paragraph hereof, and for sake of reference to the Registration Rights Agreements, are referred to in the Registration Rights Agreement as the "Registrable Notes".

         "SERIES B NOTES" has the meaning assigned to that term in the introductory paragraph hereof, and for sake of reference to the Registration Rights Agreements, are referred to in the Registration Rights Agreement as the "Exchange Notes".

         "STATED MATURITY" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

         "SUBORDINATED INDEBTEDNESS OF A GUARANTOR" means any Indebtedness of such Guarantor (whether outstanding on the date hereof or hereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

         "SUBORDINATED INDEBTEDNESS OF THE COMPANY" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Securities.

         "SUBSIDIARY" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person is, or one or more of its subsidiaries or such Person and one or more of its subsidiaries are, entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.3.

         "TRANSFER RESTRICTED SECURITIES" means Securities that bear the Restrictive Legend.

         "TRUST OFFICER" means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "UNRESTRICTED DEFINITIVE SECURITIES" means one or more Definitive Securities that do not and are not required to bear the Restricted Legend.

         "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes that do not and are not required to bear the Restricted Legend.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that is designated as an Unrestricted Subsidiary by the Board of Directors of the Company pursuant to a board resolution in accordance with the requirements of the following sentence (and so long as such Subsidiary continues to meet such requirements) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including a newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary, by a resolution of the Board of Directors of the Company as evidenced by written notice thereof and the filing and officers' certificate referred to in the next following sentence delivered to the Trustee, only if at the time of and after giving effect to such designation, (a) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a), (b) the Company could make an additional Restricted Payment of at least $1.00 pursuant to Section 4.10(a), (c) such Subsidiary does not own or hold any Capital Stock of, or any Lien on any property of, the Company or any Restricted Subsidiary, (d) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness, (e) such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless such agreement, contract, arrangement or understanding does not violate the terms of Section 4.16, and (f) such Subsidiary is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (1) to subscribe for additional Capital Stock or
(2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing requirements and was permitted by
Section 4.10(a). If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, the Company shall be in default of such Section).

         "U.S. GOVERNMENT SECURITIES" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

         "U.S. LEGAL TENDER" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

         "VOLUMETRIC PRODUCTION PAYMENTS" mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary 95% or more of the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary, other than (i) directors' qualifying shares, if applicable, and (ii) shares required by applicable law of a foreign jurisdiction to be partially owned by the government of such jurisdiction or Person of such or another foreign jurisdiction in order for such Subsidiary to transact business in such jurisdiction, if such Subsidiary is organized in a foreign jurisdiction, in each case, so long as the Company or such other Wholly Owned Restricted Subsidiary controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were wholly owned by the Company or such other Wholly Owned Restricted Subsidiary.

SECTION  1.2.    OTHER DEFINITIONS.

                          Term                                                       Defined in Section
                          ----                                                       ------------------
         "AFFILIATE TRANSACTION"                                                              4.16
         "BANKRUPTCY LAW"                                                                     6.1
         "CHANGE OF CONTROL OFFER"                                                            4.17
         "CHANGE OF CONTROL NOTICE"                                                           4.17
         "CHANGE OF CONTROL PAYMENT"                                                          4.17
         "CHANGE OF CONTROL PAYMENT DATE"                                                     4.17
         "CORPORATE TRUST OFFICE"                                                             4.4
         "COVENANT DEFEASANCE"                                                                8.3
         "CUSTODIAN"                                                                          6.1
         "DEFAULTED INTEREST"                                                                 2.12
         "DTC"                                                                                2.3
         "EVENT OF DEFAULT"                                                                   6.1
         "EXCESS PROCEEDS"                                                                    4.11
         "FUNDING GUARANTOR"                                                                 10.6
         "INCUR"                                                                              4.9
         "LEGAL DEFEASANCE"                                                                   8.2
         "LEGAL HOLIDAY"                                                                     11.7
         "NET PROCEEDS OFFER"                                                                 4.11
         "NET PROCEEDS OFFER AMOUNT"                                                          4.11
         "NET PROCEEDS PAYMENT DATE"                                                          4.11
         "OFFER AMOUNT"                                                                       4.11
         "OFFER PERIOD"                                                                       4.11
         "PAYING AGENT"                                                                       2.3
         "PAYMENT DEFAULT"                                                                    6.1
         "PAYMENT RESTRICTION"                                                                4.14
         "PERIOD"                                                                             4.11
         "PURCHASE DATE"                                                                      4.11
         "REGISTRAR"                                                                          2.3

SECTION  1.3.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

         "COMMISSION" means the SEC.

         "INDENTURE SECURITIES" means the Securities and the Guarantees.

         "INDENTURE SECURITY HOLDER" means a Holder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company, the Guarantors and any other obligor on the Securities or the Guarantees.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

SECTION  1.4.    RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3) "OR" is not exclusive, and "INCLUDING" means "including without limitation,"; "including but not limited to" or words of similar import;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

                 (6) provisions apply to successive events and transactions;

                 (7) "HEREIN," "HEREOF", "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                 (8) all references herein to particular Articles, Sections and Exhibits, and to clauses, subclauses, paragraphs or sub-paragraphs of Articles, Sections and Exhibits, refer to this Indenture unless expressly otherwise indicated; and

                 (9) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                 THE SECURITIES

SECTION  2.1.    FORM AND DATING.

         (a) General. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in denominations of $1,000 and integral multiples thereof.

         The Series A Notes and the Series B Notes shall be considered collectively to be a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, if any provision of any Security conflicts with the express provisions of this Indenture, such provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Series A Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

         Series A Notes offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Securities Custodian and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.6(a)(ii)), and (ii) an Officers' Certificate from the Company confirming the foregoing. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in one or more Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

         Each Global Note shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes, if any, that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

         (c) Book-Entry Provisions. Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Securities Custodian as custodian for the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.
Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (d) Definitive Securities. Securities issued in definitive form under circumstances herein expressly provided shall be in the form of Definitive Securities, duly executed by the Company and authenticated by the Trustee as herein provided.

SECTION  2.2.    EXECUTION AND AUTHENTICATION.

         Two Officers of the Company shall sign the Securities on behalf of the Company, and one Officer of each Guarantor shall sign the notation on the Securities relating to the Guarantee of such Guarantor on behalf of such Guarantor, in each case by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer of the Company or any Guarantor whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security and the Guarantee. These signatures shall be conclusive evidence that the Security has been authenticated under this Indenture. Each Security shall be dated the date of its authentication.

         The Trustee shall authenticate (i) the Series A Notes for original issue up to the aggregate principal amount of $135,000,000 and (ii) the Series B Notes from time to time for issue only in exchange for a like principal amount of Series A Notes, in each case, upon a written order of the Company signed by two Officers of the Company, which written order shall specify (x) the amount of Securities to be authenticated, (y) whether the Securities are Series A Notes or Series B Notes and (z) the amount of Securities to be issued in global form or definitive form. Subject to Section 2.7, the aggregate principal amount of Securities outstanding at any time may not exceed $135,000,000. Each Security authenticated for original issuance shall bear the Restricted Legend.

         The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, except on original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent and each reference to authentication of the Securities includes authentication of the Guarantee. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION  2.3.    REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. Where the Trustee is acting as or has been appointed Registrar and/or Paying Agent, the Company may appoint one or more co-registrars and one or more additional paying agents with the prior consent of the Trustee, whose consent shall not be unreasonably withheld. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions of this Indenture that relate to such Agent. Such agency agreement shall provide for reasonable compensation for such services and otherwise shall implement the provisions of this Indenture that relate to Agent. The Company shall notify the Trustee of the name and address of any Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain or act as Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor.

         The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the Borough of Manhattan, the City of New York. The Company initially designates the Trustee as the Registrar and Paying Agent.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Notes.

SECTION  2.4.    PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on, the Securities (whether such money shall have been paid to it by the Company or any Guarantor), and will notify the Trustee of any Default by the Company or any Guarantor in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed and, if the Company requires such payment, the Company shall give prior notice to the Trustee and provide appropriate money transfer instructions to the Paying Agent. Upon such payment over to the Trustee and accounting for any funds disbursed, such Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold as separate trust funds for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION  2.5.    HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least ten Business Days prior to each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION  2.6.    TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the Applicable Procedures. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the Applicable Procedures and, in the case of a Transfer Restricted Security, the transfer restrictions set forth in the legend in Section 2.6(f). Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

                 (i) 144A Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a 144A Global Note deposited with the Depository (or the Trustee as custodian for the Depository) wishes to transfer its beneficial interest in such 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of (A) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the 144A Global Note to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depository and the Euroclear or Cedel account to be credited with such increase and, in the case of Global Notes that are Transfer Restricted Securities, (C) a certificate in the form of Exhibit B-1 given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of the applicable 144A Global Note and to increase or cause to be increased the aggregate principal amount of the applicable Regulation S Global Note by the principal amount of the beneficial interest in the 144A Global Note to be transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount of the 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the 144A Global Note that is being transferred.

                 (ii) Regulation S Global Note to 144A Global Note. If, at any time, after the expiration of the 40- day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depository (or with the Trustee as custodian for the Depository) wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a 144A Global Note as provided in this Section 2.6(a)(ii). Upon receipt by the Trustee of (A) instructions from Euroclear or Cedel, if applicable, and the Depository, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the 144A Global Note equal to the beneficial interest in the

         Regulation S Global Note to be transferred, such instructions to contain information regarding the Participant account with the Depository to be credited with such increase, (B) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository and, in the case of Global Notes that are Transfer Restricted Securities,
         (C) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (1) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, (2) that the transfer complies with the requirements of Rule 144 under the Securities Act, (3) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar and in each case of clause (1), (2) or
         (3) of this Section 2.6(a)(ii), in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction or (4) such transfer is being effected pursuant to an effective registration statement under the Securities Act, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount of the applicable 144A Global Note by the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and the Trustee, as Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable 144A Global Note equal to the reduction in the aggregate principal amount of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

         (b)     Transfer and Exchange of Definitive Securities.

                 (i) Transfer and Exchange of Definitive Securities for Definitive Securities. When Definitive Securities are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Securities or to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Securities are presented or surrendered for registration of transfer or exchange, are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing and the Registrar receives the following documentation (all of which may be submitted by facsimile):

                          (A) in the case of Definitive Securities that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                                  (1) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred (y) to the Company or any of its Subsidiaries or (z) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 );

                                  (2) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3);

                                  (3) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 but containing the certification called for by clauses (1) through (4) of Exhibit B-1 hereto); or

                                  (4) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (2) or (3) above, a certification to that effect from such Holder (in substantially the form of Exhibit B-3), and a certification substantially in the form of Exhibit C from the transferee, and, if such transfer is in respect of an aggregate principal amount of Securities of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States; and

                          (B) in the case of Unrestricted Definitive Securities, a Holder thereof may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, and upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

                 (ii) Transfer and Exchange of Definitive Securities for Beneficial Interests. A Definitive Security may not be transferred or exchanged for a beneficial interest in a Global Note except for a beneficial interest in either a 144A Global Note or a Regulation S Permanent Global Note, in each case upon satisfaction of the applicable requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                          (1) if such Definitive Security is a Restricted Definitive Security, and the exchange or transfer is for a beneficial interest (y) in a 144A Global Note, then a certification from the Holder thereof to the effect that such Holder is a QIB or, if such Holder is transferring same, that such transferee is a Person that such Holder reasonably believes to be a QIB in accordance with Rule 144A, or (z) in a Regulation S Permanent Global Note, then a certification to the effect that such Holder is not a U.S. Person, when it acquired the Security it was not a U.S. Person, and that it acquired the Security in an offshore transaction that was in compliance with Regulation S, or if such Holder is transferring same, that such transfer was made pursuant to an offer and sale to a Non-U.S. Person that occurred outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act; and

                          (2) whether or not such Definitive Security is a Restricted Definitive Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate principal amount of the Securities represented by such Global Note, the Trustee shall cancel such Definitive Security in accordance with
         Section 2.11 and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions, agreements and procedures existing between the Depository and the Securities Custodian (including the Applicable Procedures), the aggregate principal amount of the Securities represented by such Global Note to be increased accordingly (and the accompanying Schedule to such Global Note to be endorsed accordingly). If no applicable Global Notes are then outstanding (other than as a result of either of the occurrences referred to in Section 2.6(e)), the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate a new appropriate Global Note in the appropriate principal amount.

         (c) Transfer of a Beneficial Interest in a 144A Global Note or Regulation S Permanent Global Note for a Definitive Security.

                 (i) Any Person having a beneficial interest in a 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Security, upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository (or Euroclear or Cedel, if applicable), from the Depository or its nominee on behalf of any Person having a beneficial interest in a 144A Global Note or Regulation S Permanent Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                          (A)     if such beneficial interest is being
                 transferred to the Person designated by the Depository as being the beneficial owner or to the Company or any of its Subsidiaries, a certification to that effect from such Person (in substantially the form of Exhibit B-4);

                          (B)     if such beneficial interest is being
                 transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4);

                          (C)     if such beneficial interest is being
                 transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 but containing the certification called for by clauses (1) through (4) of Exhibit B-1); or

                          (D)     if such beneficial interest is being
                 transferred to an Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) or (C) above, a certification to that effect from such Holder (in substantially the form of Exhibit B-4), a certification from the applicable transferee (in substantially the form of Exhibit C) and, if such transfer is in respect of an aggregate principal amount of Securities of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States.

         in which case the Trustee or the Securities Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, cause the aggregate principal amount of 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                 (ii) Definitive Securities issued in exchange for a beneficial interest in a 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Following any such issuance of Definitive Securities, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of the applicable Global Note to reflect the transfer.

         (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in Section 2.6(f)), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (e) Authentication of Definitive Securities in Absence of Depository or Company's Election. If at any time (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice, and the Trustee is notified in writing of the foregoing by the Company, or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause issuance of Securities in the form of Definitive Securities under the Indenture, then upon surrender by the Holders of Global Notes, the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2, authenticate and deliver, Definitive Securities in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

         (f)     Legends.

                 (i)      Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Security certificate evidencing a Global Note or a Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS

         PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

                 (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act (including an Effective Registration involving the Notes Registration Statement):

                          (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the Restrictive Legend and rescind any restriction on the transfer of such Transfer Restricted Security upon certification from the transferring holder substantially in the form of Exhibit B-3; and

                          (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the Restrictive Legend, but shall continue to be subject to the provisions of Sections 2.6(a) and (c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Security that does not bear the Restrictive Legend, which request is made in reliance upon Rule 144 or pursuant to an effective registration statement, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 or pursuant to an effective registration statement (such certification to be substantially in the form of Exhibit B-4).

                 (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                          (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the Restrictive Legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

                          (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the Restrictive Legend, but shall continue to be subject to the provisions of Sections 2.6(a) and (c).

                 (iv) Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Beneficial Interests tendered for acceptance by Persons that are not (1) broker-dealers, (2) Persons participating in the distribution of the Series B Notes or (3) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (B) the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer, unless the Holders of such Restricted Definitive Securities shall request the receipt of Definitive Securities, in which case the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of such Restricted Definitive Securities one or more Definitive Securities without the Restrictive Legend in the appropriate principal amount. Concurrently with the issuance of such Unrestricted Global Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly.

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Securities, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section
2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

         (h)     General Provisions Relating to Transfers and Exchanges.

                 (i) To permit registrations of transfers and exchanges, subject to this Section 2.6, the Company shall execute and, upon the written order of the Company signed by two Officers of the Company, the Trustee shall authenticate Definitive Securities and Global Notes at the Registrar's request.

                 (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.7, 4.11, 4.17 and 9.5).

                 (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 (iv) All Definitive Securities and Global Notes issued upon any registration of transfer or exchange of Definitive Securities or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Notes surrendered upon such registration of transfer or exchange.

                 (v)      The Company and the Registrar shall not be required:

                          (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.2 and ending at the close of business on the day of selection;

                          (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part;

                          (C) to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date; or

                          (D) to register the transfer of a Security other than in amounts of $1,000 or multiple integrals thereof.

                 (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                 (vii) The Trustee shall authenticate Definitive Securities and Global Notes in accordance with the provisions of Section 2.2.

SECTION  2.7.    REPLACEMENT SECURITIES.

         If a mutilated Security is surrendered to the Trustee or if a Holder claims, and the Trustee receives evidence to its satisfaction, that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the requirements of the Trustee are met. An indemnity bond may be required by the Trustee or the Company that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses (including fees and expenses of the Trustee) in replacing a Security. If, after the delivery of such replacement Security, a bona fide purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, any Guarantor, the Trustee or any Agent in connection therewith.

         Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.7, every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION  2.8.    OUTSTANDING SECURITIES.

         Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Security does not cease to be outstanding because the Company, the Guarantors or any of their respective Subsidiaries or Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the entire principal of, and premium, interest and Liquidated Damages, if any, on, any Security are considered paid under Section 4.1, it ceases to be outstanding and interest and Liquidated Damages, if any, on it cease to accrue.

         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient fully to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest and Liquidated Damages, if any.

SECTION  2.9.    TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Securities that the Company, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquire pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, any Guarantor or an Affiliate of the Company until legal title to such Securities passes to the Company, such Guarantor or such Affiliate, as the case may be.

SECTION  2.10.   TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and, upon written order of the Company signed by two Officers of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for a like principal amount of temporary Securities surrendered to it. Until so exchanged, Holders of temporary Securities shall in all respects be entitled to all benefits of this Indenture.

SECTION  2.11.   CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, and no one else, shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the written request of the Company, shall destroy cancelled Securities (subject to the record retention requirements of the Exchange Act). Except as provided in Section 2.7, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation, other than as contemplated by the Exchange Offer.

         Securities that are redeemed by the Company, that are repurchased by the Company pursuant to Section 4.11 or Section 4.17, or that are otherwise acquired by the Company, shall be surrendered to the Trustee for cancellation.

SECTION  2.12    DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest (taken together, the "DEFAULTED INTEREST"), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section
4.1 hereof. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of proposed payment. At least 15 days before the special record date, the Company shall mail to each Holder to be paid thereon a notice stating the special record date, the payment date and the amount of Defaulted Interest to be paid. In the event that the Company has elected to cause a Paying Agent to pay the Defaulted Interest, the Company shall so notify the Paying Agent at least 15 days before the special record date, which notice shall also set forth the special record date, the payment date and the aggregate amount of Defaulted Interest to be paid. At least five days before such payment date, the Company shall deposit with the Paying Agent money sufficient to pay all of the Defaulted Interest on the payment date therefor and instruct the Paying Agent in writing to pay to specified Holders on the payment date. On the payment date, the Paying Agent shall make the payments in accordance with the Company's written instructions from funds deposited with the Paying Agent for the purpose of making such Defaulted Interest payments.

SECTION  2.13.   PERSONS DEEMED OWNERS.

         The Company, the Trustee, any Paying Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, or premium, if any, interest or Liquidated Damages, if any, on, such Security and for all other purposes. None of the Company, the Trustee, any Paying Agent or any authenticating agent shall be affected by any notice to the contrary.

                                  ARTICLE III

                                   REDEMPTION

SECTION  3.1.    NOTICE TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 5 of the Securities, it shall furnish to the Trustee and the Registrar, at least 45 days but not more than 60 days before the redemption date (unless the Trustee consents to a shorter period in writing), an Officers' Certificate setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price.

SECTION  3.2.    SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other method that the Trustee considers fair and appropriate; provided that no Securities with a principal amount of $1,000 or less will be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption not less than 30 nor more than 60 days prior to the redemption date. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities selected for redemption.

SECTION  3.3.    NOTICE OF REDEMPTION.

         (a) At least 30 days but not more than 60 days before the date fixed for redemption, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3) the aggregate principal amount of Securities being redeemed;

                 (4)      the name and address of the Paying Agent;

                 (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

                 (6) that, unless the Company defaults in the payment of the redemption price or accrued interest or Liquidated Damages, if any, interest and Liquidated Damages, if any, on Securities called for redemption ceases to accrue on and after the redemption date, and the only remaining right of the Holders is to receive payment of the redemption prices in respect of the Securities upon surrender to the Paying Agent of the Securities;

                 (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

                 (8) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                 (9)      the CUSIP number of the Securities.

         (b) At the Company's request, the Trustee shall give the notice of redemption required in Section 3.3(a) in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date (unless the Trustee consents to a shorter notice period in writing), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.3(a).

SECTION  3.4.    EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest and Liquidated Damages, if any, to the redemption date.

SECTION  3.5.    DEPOSIT OF REDEMPTION PRICE.

         At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or if the Company or any of its Affiliates is acting as the Company's Paying Agent, segregate and hold in trust as provided in Section 2.4) money available on the redemption date sufficient to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest and Liquidated Damages, if any, will continue to be payable on the unpaid principal and premium, if any, including from the redemption date until such principal and premium, if any, is paid, and, to the extent lawful, on any interest and Liquidated Damages not paid on such unpaid principal, in each case at the rate provided in the Securities and in
Section 4.1.

SECTION  3.6.    SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in aggregate amount to the unredeemed portion of the Security surrendered.

SECTION  3.7.    OPTIONAL REDEMPTION.

         The Securities shall not be redeemable at the Company's option prior to April 1, 2003. Thereafter, the Securities may be redeemed at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of the principal amount of the Securities to be redeemed) set forth below, plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, on the Securities so redeemed to the redemption date, if redeemed during the 12-month period beginning on April 1 of the years indicated below:

                          Year                              Percentage
                          ----                              ----------
                          2003                              105.750%
                          2004 and thereafter               100.000%


         Any redemption pursuant to this Section 3.7 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.1 through 3.6.

SECTION  3.8.    EQUITY OFFERING REDEMPTION.

         Notwithstanding the provisions of Section 3.7, prior to April 1, 2001, the Company may redeem up to 30% of the aggregate principal amount of the Securities originally issued at a redemption price of 111.5% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, on the Securities so redeemed to the date of redemption, with all or a portion of the aggregate net proceeds received by the Company from one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Securities originally issued remains outstanding immediately after the occurrence of each such redemption, and (ii) each such redemption shall occur within 90 days after the date of the closing of each such Equity Offering.

         Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Section 3.1 through 3.6.

                                   ARTICLE IV

                                   COVENANTS

SECTION  4.1.    PAYMENT OF SECURITIES.

         The Company shall pay the principal of, and premium, if any, interest and Liquidated Damages, if any, on, the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or any Subsidiary thereof, holds as of 10:00 a.m. New York time on the due date money deposited by the Company designated for and sufficient to pay all principal, premium, interest and Liquidated Damages, if any, then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, at the rate borne by the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION  4.2.    SEC REPORTS.

         (a) The Company, within 15 days after it files the same with the SEC, shall deliver to Holders, copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (if the SEC will so accept) and provide the Trustee and the Holders with such quarterly and annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operation", and with respect to the annual information only, a report thereon by the Company's certified independent public accountants. The Company and each Guarantor shall also comply with the provisions of TIA Section 314(a).

         (b) The Company may request the Trustee on behalf of the Company at the Company's expense to mail the foregoing to Holders. In such case, the Company shall timely provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

         (c) The Company and the Guarantors shall furnish to the Holders, prospective purchasers of the Securities and security analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION  4.3.    COMPLIANCE CERTIFICATES.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate substantially in the form of Exhibit E, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and such Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officer's knowledge, the Company and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that to the best of such Officers' knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, interest and Liquidated Damages, if any, on, the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. Such Officers' Certificate shall comply with TIA Section 314(a)(4). The Company hereby represents that, as of the Issue Date, its fiscal year ends December 31, and hereby covenants that it shall notify the Trustee at least 30 days in advance of any change in its fiscal year.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2(a) shall be accompanied by a written statement of the Company's certified independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V or, if any such violation has occurred, specifying the nature and period of existence thereof. Where such financial statements are not accompanied by such a written statement, the Company shall furnish the Trustee with an Officers' Certificate stating that any such written statement would be contrary to the then current recommendations of the American Institute of Certified Public Accountants.

         (c) The Company and the Guarantors shall, so long as any of the Securities are outstanding, deliver to the Trustee within 5 Business Days of any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company or any Guarantor proposes to take with respect thereto.

SECTION  4.4.    MAINTENANCE OF OFFICE OR AGENCY.

                 The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Initially, such office or agency will be State Street Bank & Trust Company of New York, N.A., 61 Broadway, 15th Floor, New York, New York 10006, and the Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at such office of the agent of the Trustee, and the Company hereby appoints such agent of the Trustee as its agent to receive all such presentations, surrenders, notices and demand.

         Subject to Section 2.3, the Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the address of the Trustee set forth in Section 11.2 (the "CORPORATE TRUST OFFICE") as one of such other offices or agencies of the Company in accordance with Section 2.3.

SECTION  4.5.    CORPORATE EXISTENCE.

         Subject to Section 5.1 and Section 10.2, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiary and all rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, that the Company shall not be required to preserve the corporate existence of any Subsidiary, or any such right or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not, and foreseeably will not be, adverse to the timely payment and performance of the obligations under the Securities and otherwise under this Indenture, or otherwise disadvantageous in any other material respect to the Holders.

SECTION  4.6.    WAIVER OF STAY, EXTENSION OR USURY LAWS.

         Each of the Company and the Guarantors covenants (to the extent that each may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, or premium, if any, interest or Liquidated Damages, if any, on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the timely and complete performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law or otherwise, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION  4.7.    PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any such Subsidiary or upon the income, profits or property of the Company or any such Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being diligently contested in good faith by appropriate proceedings.

SECTION  4.8.    MAINTENANCE OF PROPERTIES AND INSURANCE.

         (a) The Company shall cause all properties used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that there is no material adverse effect to the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section shall prevent the

Company from discontinuing the operation or maintenance of any such property, or abandoning or disposing of it, if such discontinuance, abandonment or disposal is, in the judgment of the Board of Directors of the Company, desirable in the conduct of its business and of the business of it and its Subsidiaries taken as a whole and not adverse to the timely payment and performance of the obligations under this Indenture or otherwise disadvantageous in any other material respect to the Holders.

         (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

SECTION  4.9.    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "INCUR") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or its Restricted Subsidiaries may incur Indebtedness if, on a pro forma basis, after giving effect to such incurrence and the application of the proceeds therefrom, both of the following tests shall have been satisfied: (i) the Consolidated Interest Coverage Ratio for the last four fiscal quarter Reference Period immediately preceding the incurrence of such Indebtedness is at least (a) 2.25-to-1.0 with respect to any date of incurrence of additional Indebtedness occurring on or before the first anniversary date of the Issue Date, (b) 2.50-to-1.0 with respect to any date of incurrence of additional Indebtedness occurring after the first anniversary date of the Issue Date and on or before October 1, 2000, or (c) 2.75-to-1.0 with respect to any date of incurrence of additional Indebtedness occurring after October 1, 2000 and (ii) Adjusted Consolidated Net Tangible Assets would have been equal to or greater than 150% of Indebtedness of the Company and its Restricted Subsidiaries.

         (b) Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness. For the avoidance of doubt, neither the Company nor any of its Restricted Subsidiaries may incur Permitted Indebtedness if a Default or Event of Default shall have occurred and is then continuing or as a consequence of the incurrence of such Indebtedness, a Default or Event of Default occurs.

         (c) Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

         (d) Notwithstanding the preceding paragraphs of this Section 4.9, no Restricted Subsidiary that is not already a Guarantor shall, directly or indirectly, incur Indebtedness on its behalf or Indebtedness with respect to any Indebtedness of the Company or any other Restricted Subsidiary unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture to evidence such Restricted Subsidiary's Guarantee of the Securities and such Restricted Subsidiary and the Company execute and deliver or cause to be executed and delivered such other instruments and actions required in connection therewith as provided in this Indenture.

SECTION  4.10.   LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

                 (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                 (ii) at the time of and immediately after giving pro forma effect to such Restricted Payment as if it had been made at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9(a); and

                 (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of

                          (A) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to March 31, 1998 and ending on the last day of the fiscal quarter for which financial information is available immediately preceding the date of such Restricted Payment (less the aggregate amount of dividends described in clause
                 (i) of Section 4.10(b) that are either (x) paid after the last day of the fiscal quarter for which financial information is available immediately preceding the date of such Restricted Payment or (y) declared but not yet paid as of such date);

                          (B) the aggregate Net Cash Proceeds received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than any Disqualified Stock), other than in connection with the conversion of Indebtedness or Disqualified Stock;

                          (C) the aggregate Net Cash Proceeds received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock);

                          (D) (i) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of (x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a Board Resolution of such Board (less, in the case of each of clauses
                 (x) and (y), the amount of original Investment (based upon book value determined in accordance with GAAP at the time of such Investment) made by the Company or any Restricted Subsidiary pursuant to clause (x) of the definition of "Permitted Business Investment" minus the aggregate cash dividends paid by such

                 Unrestricted Subsidiary to the Company or any other Restricted Subsidiary since the date of such original Investment, provided that the result of the foregoing shall not be less than zero); or (ii) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, minus the greater of
                 (x) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries and (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board; and

                          (E) the amount of any writedowns or writeoffs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in Consolidated Net Income of the Company during such period (which amount, for purposes of this clause (iii), shall be stated as a negative number).

         (b) Notwithstanding the foregoing, the above limitations will not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions of this Indenture; (ii) any dividend on shares of Capital Stock of the Company or any Restricted Subsidiary payable solely in shares of Capital Stock (other than Disqualified Stock); (iii) any dividend or other distribution payable from a Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary; (iv) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Stock), provided that the Net Cash Proceeds expended or utilized for such repurchase, redemption or other acquisition or retirement shall not be included in subclause (B) of clause (iii) of Section 4.10(a); and (v) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of MHI held by a departing or deceased shareholder of Capital Stock of MHI pursuant to MHI's shareholders' agreement, as amended and in effect from time to time, provided that the funds or value expended or incurred, or committed to be expended or incurred, in each fiscal year of the Company does not exceed in the aggregate $500,000 and no Default or Event of Default shall have occurred and be continuing immediately after any such repurchase, redemption or acquisition or retirement.

         (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Company, whose Board Resolution in respect thereto shall be delivered to the Trustee (which shall certify that such valuation has been approved by a majority of the Disinterested Directors). Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed.

SECTION  4.11.   LIMITATION ON SALE OF ASSETS.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless:

                 (i) the Company (or its Restricted Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company, which determination, with respect to Asset Sales or series of related Asset Sales with proceeds valued at greater than $5,000,000 shall be evidenced by a Board Resolution duly adopted by the Company's Board of Directors, including a majority of the Company's Disinterested Directors);

                 (ii) at least 75% of the proceeds from such Asset Sale consist of cash or U.S. dollar denominated Cash Equivalents; and

                 (iii) the Net Cash Proceeds received by the Company (or its Restricted Subsidiary, as the case may be) from such Asset Sale are applied in accordance with Section 4.11(b) and Section 4.11(c).

         (b) The Company may apply such Net Cash Proceeds, within 365 days after receipt of Net Cash Proceeds from any Asset Sale, to: (i) the repayment of Indebtedness of the Company under a Bank Credit Facility or other Senior Indebtedness of the Company or Senior Indebtedness of a Guarantor, that results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum principal amount that may be borrowed thereunder in an amount equal to the principal amount so repaid; (ii) make an Investment in assets used in the Oil and Gas Business in replacement of the assets that were the subject of the Asset Sale giving rise to such Net Cash Proceeds; or (iii) develop by drilling, completing and producing reserves from the oil and gas properties of the Company and the Restricted Subsidiaries.

         (c) If, at the end of the 365-day period, the Net Cash Proceeds of any Asset Sale less the aggregate amount applied by the Company during such period as described in Section 4.11(b), together with any Net Cash Proceeds in excess of amounts similarly applied by the Company from any prior Asset Sale after the date of receipt of such Net Cash Proceeds (such aggregate constituting "EXCESS PROCEEDS"), exceeds $5,000,000, then the Company shall be required to commence, and within 10 Business Days following such occurrence, shall commence, an offer (the "NET PROCEEDS OFFER") to repurchase the Securities (and any other Senior Indebtedness in respect of which such an offer to repurchase also is required to be made concurrently with the Net Proceeds Offer) having an aggregate principal amount equal to the Excess Proceeds (such purchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Securities and other Senior Indebtedness tendered in such Net Proceeds Offer) at a repurchase price of 100% of the principal amount thereof plus accrued interest and Liquidated Damages, if any, to the date of repurchase. To the extent that the aggregate principal amount of Securities tendered pursuant to a Net Proceeds Offer and of such other Senior Indebtedness is less than the amount that the Company is required to repurchase, then the Company may use any remaining Excess Proceeds for its and its Restricted Subsidiaries' general corporate purposes. Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

         (d)     In the event that pursuant to the above provisions of this
Section 4.11 the Company is required to commence a Net Proceeds Offer, it shall follow the procedures specified below:

                 (i) The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.11(c) (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Securities validly tendered in response to the Net

         Proceeds Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

                 (ii) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Securities pursuant to the Net Proceeds Offer.

                 (iii) Upon the commencement of a Net Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

                          (A) that the Net Proceeds Offer is being made pursuant to this Section 4.11 and the length of time the Net Proceeds Offer shall remain open;

                          (B) the Offer Amount, the purchase price and the Purchase Date;

                          (C) that any Security not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

                          (D) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

                          (E) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

                          (F) that Holders electing to have a Security purchased pursuant to any Net Proceeds Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                          (G) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                          (H) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased as provided in Section 3.2 (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                          (I) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

                 (iv) If any of the Securities subject to a Net Proceeds Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases (including Applicable Procedures).

                 (v) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.11. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.
         The Company shall publicly announce the results of the Net Proceeds Offer on the Purchase Date.

                 (vi) Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Section 3.1 through Section 3.6.

         (e) The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Net Proceeds Offer.

         (f) During the period between any Asset Sale and the application of the Net Cash Proceeds therefrom in accordance with this Section 4.11, all Net Cash Proceeds shall be either (i) maintained in a segregated account and shall be invested in Permitted Financial Investments or (ii) applied to temporarily reduce borrowings under any revolving credit facility constituting Senior Indebtedness of the Company or Senior Indebtedness of a Guarantor.

         (g) Notwithstanding the foregoing, the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Restricted Subsidiary except pursuant to an Asset Sale of all of the Capital Stock of such Restricted Subsidiary.

SECTION  4.12.   LIMITATION ON LIENS SECURING INDEBTEDNESS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties to secure (i) any Indebtedness or trade payable of the Company, unless the Securities are equally and ratably secured or (ii) any Indebtedness or trade payable of any Guarantor, unless the Guarantees are equally and ratably secured; provided, that if such Indebtedness is expressly subordinated to the Securities or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to any Lien securing the Securities or the Guarantees, with the same relative priority as such

Subordinated Indebtedness of the Company or Subordinated Indebtedness of a Guarantor will have with respect to the Securities or the Guarantees, as the case may be.

SECTION  4.13.   LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Sale/Leaseback Transaction unless (i) the Company or such Restricted Subsidiary, as the case may be, could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale/Leaseback Transaction pursuant to Section 4.9(a) and (b) incurred a Lien to secure such Indebtedness, without being required to equally and ratably secure the Securities pursuant to Section 4.12, and (ii) the Company or such Restricted Subsidiary receives gross proceeds from such Sale/Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, whose determination in good faith, evidenced by a Board Resolution of such Board shall be conclusive) and the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.11.

SECTION  4.14.   LIMITATION ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or on any other interest or participation in the Company or a Restricted Subsidiary; (ii) pay any indebtedness owed to the Company or a Restricted Subsidiary of the Company; (iii) make loans or advances to the Company or a Restricted Subsidiary of the Company; or (iv) transfer any of its properties or assets to the Company or a Restricted Subsidiary of the Company (each, a "PAYMENT RESTRICTION"), except for (a) encumbrances or restrictions under a Bank Credit Facility; provided, that no encumbrance or restriction shall limit the ability of any Restricted Subsidiary to transfer cash to the Company except upon the occurrence of an event of default under the Bank Credit Facility; (b) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company (unless the agreement creating such consensual encumbrances or consensual restrictions was entered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary); (c) consensual encumbrances or consensual restrictions under any agreement that refinances or replaces any agreement described in clauses (a) and (b) above, provided that the terms and conditions of any such restrictions are in the aggregate no less favorable to the Holders of the Securities than those under the agreement so refinanced or replaced; and (d) customary non-assignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law.

SECTION  4.15.   LIMITATION ON ISSUANCES AND SALES OF RESTRICTED SUBSIDIARY
                 STOCK.

         The Company (i) shall not permit any Restricted Subsidiary, directly or indirectly, to issue any Disqualified Stock or Preferred Stock (other than to the Company or a Restricted Subsidiary) and (ii) shall not permit any Person (other than (y) the Company and/or one or more Restricted Subsidiaries or (z) MHI, indirectly through its direct ownership of the Capital Stock of the Company), directly or indirectly, to own any Capital Stock of any Restricted Subsidiary; provided, however, that this Section 4.15 shall not prohibit (a) the issuance or sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture, (b) the issuance or sale of (A) not more than 5% in the aggregate of the issued and outstanding Capital Stock of any Restricted Subsidiary (calculated on a fully diluted basis) by the Company or any Restricted Subsidiary or (B) more than 5% of the issued and outstanding Capital Stock of any Restricted Subsidiary if immediately following such issuance and sale (calculated on a fully diluted basis) the Company and all Subsidiaries will collectively own 95% or more of the Consolidated Total Assets of the Company, and in the case of either clause
(A) or (B), immediately following such issuance and sale, the Company or one or more Restricted Subsidiaries will collectively hold the voting power to elect a majority of the directors of the Restricted Subsidiary and such power is not subject to dilution or limitation by the terms of such Capital Stock, by agreement, by passage of time or the occurrence of any future event or (c) the ownership by directors of directors' qualifying shares or the ownership by foreign governments or foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law, and in each case, so long as such Restricted Subsidiary constitutes a Wholly Owned Restricted Subsidiary.

SECTION  4.16    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase, transfer, lease or other disposition of any assets or properties or the rendering of any services or the entry into any contract, agreement or arrangement (whether in writing or otherwise)) with any Affiliate or beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 10% or more of the Company's common stock (other than with a Wholly Owned Restricted Subsidiary of the Company) (an "AFFILIATE TRANSACTION"), on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available on an arm's-length basis in a comparable transaction with an unrelated Person. In addition, the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into an Affiliate Transaction, or any series of related Affiliate Transactions having a value of (i) more than $1,000,000, unless a majority of the Board of Directors of the Company (including a majority of the Company's Disinterested Directors) determines in good faith, as evidenced by a Board Resolution of such Board, that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company and in compliance with the first sentence of this Section 4.16; or (ii) more than $10,000,000, unless the Company receives a written opinion from a nationally recognized investment banking firm that such transaction or series of transactions is fair to the Company from a financial point of view.

SECTION  4.17.   CHANGE OF CONTROL.

         (a) Upon the occurrence of any Change of Control, the Company shall offer (a "CHANGE OF CONTROL OFFER") to repurchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest and Liquidated Damages, if any, on such Securities to the date fixed for repurchase ("CHANGE OF CONTROL PAYMENT"). The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in the next succeeding paragraph and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer, the Company shall repurchase and mail or deliver payment for all Securities tendered in response to the Change of Control Offer. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest and Liquidated Damages, if any, payable on such interest payment date shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

         (b) Within 10 Business Days following a Change of Control, the Company (with notice to the Trustee and the Paying Agent), or the Trustee at the Company's request and expense, shall mail or cause to be mailed to all Holders on the date of the Change of Control a notice prepared by the Company (the "CHANGE OF CONTROL NOTICE") describing the transaction or transactions that constitute the Change of Control and offer to repurchase Securities on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Indenture and described in such notice. The Change of Control Notice shall contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. The Change of Control Notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.17; (2) the repurchase price and the Change of Control Payment Date; (3) that any Security not tendered shall continue to accrue interest and Liquidated Damages, if any, at the respective stated rates; (4) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, on the Change of Control Payment Date; (5) that Holders electing to have a Security repurchased pursuant to any Change of Control Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer; (6) that Holders shall be entitled to withdraw their election if the Company, such depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for repurchase and a statement that such Holder is withdrawing his election to have the Security repurchased; and
(7) that Holders whose Securities are repurchased only in part shall be issued Securities equal in principal amount to the unrepurchased portion of the Securities surrendered.

         (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Notice, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the Change of Control Payment Price in respect of all Securities or portions thereof so tendered and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of the Securities or portions thereof being purchased by the Company. Such depositary, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the repurchase price, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry to each such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered, if any; provided, that each such Security will be in a principal amount of $1,000 or an integral multiple. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

         (d) The Company shall comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Change of Control Offer.

         (e)     The Change of Control provisions described in this Section
4.17 shall be applicable whether or not any other provisions of this Indenture are applicable.

         (f) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control.

SECTION  4.18.   LIMITATION ON LINE OF BUSINESS.

         The Company shall operate in a manner, and shall cause each of its Subsidiaries to operate in a manner, such that its and their business activities shall be the Oil and Gas Business or an Investment in a business or Person engaged in the Oil and Gas Business, which Investment was not made in violation of any provision of this Indenture.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

SECTION  5.1.    WHEN COMPANY MAY MERGE, ETC.

         The Company shall not consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its assets to any Person, unless:

                 (1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by conveyance or transfer, or which leases, all or substantially all of the assets of the Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on, all the Securities and the performance of every other covenant and obligation of the Company under this Indenture;

                 (2) immediately before and after giving effect to such transaction no Default or Event of Default exists;

                 (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the surviving or transferee entity) is equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction; and

                 (4) immediately after giving effect to such transaction on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company (or the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness under Section 4.9(a).

         In connection with any consolidation, merger, conveyance, transfer or lease contemplated by this Section 5.1, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that all conditions precedent to the proposed transaction and the execution and delivery of such supplemental indenture have been complied with.

SECTION  5.2.    SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 5.1, the Trustee shall be notified by the Company and the successor Person, and the successor Person formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a lease or a transfer pursuant to a Production Payment) the predecessor corporation shall be relieved of all further obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

SECTION  6.1.    EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs upon:

                 (1) default by the Company in the payment of principal of, or premium, if any, on the Securities, when due and payable at maturity, upon repurchase pursuant to Section 4.11 or 4.17, upon acceleration or otherwise;

                 (2) default by the Company in the payment of any interest on, or Liquidated Damages with respect to, the Securities, when due and payable, and the continuance of such default for 30 days;

                 (3) default by the Company or any Guarantor in the deposit of any optional redemption payment, when and as due and payable pursuant to Article III;

                 (4) default by the Company or any Guarantor in the performance of Section 4.17, Section 4.11 or Article V;

                 (5) default by the Company or any Restricted Subsidiary in the performance of any other covenant or agreement in this Indenture (other than those described in the immediately preceding clauses (1) through (4)), and the failure to remedy such default within a period of 30 days after written notice thereof from the Trustee or Holders of at least 25% in principal amount of the outstanding Securities;

                 (6) default on any other Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company (other than an Unrestricted Subsidiary) if either (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $5,000,000 or more individually or, taken together with the principal amount of any other such Indebtedness in default or the maturity of which has been so accelerated, in the aggregate, or (B) such default results from the failure to pay when due principal of, or premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a "PAYMENT DEFAULT"), having a principal amount of $5,000,000 or more individually or, taken



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
         together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate;

                 (7) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder (or its designee or assign) of at least $5,000,000 in aggregate principal amount of Indebtedness (including any amounts owed pursuant to a judgment or order) of the Company or any Subsidiary of the Company (other than an Unrestricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such Indebtedness), after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company or its Restricted Subsidiaries having a fair market value in excess of $5,000,000 individually or in the aggregate; provided that if any such proceedings or actions are terminated or rescinded, or such Indebtedness is repaid or settled, in each case other than as a result of the enforcement of any right or process pursuant to any such proceeding or action, such Event of Default under this Indenture and any consequential acceleration of the Securities shall be automatically rescinded, so long as (a) such rescission does not conflict with any judgment or decree and (b) the holder of such Indebtedness shall not have applied any such property or assets in satisfaction of such Indebtedness;

                 (8) the entry by a court of one or more judgments or orders for the payment in cash or other assets of $5,000,000 or more, individually or in the aggregate (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by the insurance carrier), rendered against the Company or any Subsidiary (other than an Unrestricted Subsidiary; provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such judgment or order), and any such judgment or order shall continue unsatisfied and unstayed for a period of 60 days;

                 (9) if (i) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), shall exist with respect to any PBGC Plan (unless a waiver or extension is obtained under Section 412(d) or (e) of the Code and Sections 303 and 304 of ERISA), if such accumulated funding deficiency is a material liability of the Company, (ii) a Reportable Event shall occur with respect to any PBGC Plan, which Reportable Event results in the non-appealable termination of such PBGC Plan for purposes of Title IV of ERISA and gives rise to a material liability of the Company, (iii) proceedings to have a trustee appointed have resulted in a trustee being appointed to terminate or administer a PBGC Plan which proceeding results in the non-appealable termination of such PBGC Plan and gives rise to a material liability of the Company with respect to such termination, (iv) a PBGC Plan has been terminated in a distress termination under Section 4041(c) of ERISA and the Company no longer may appeal such termination, (v) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that such reorganization or insolvency results in a material liability to the Company, (vi) there is a complete or partial withdrawal from a Multiemployer Plan that subjects the Company to material liability, or
         (vii) any event or condition described in (i) through (vi)above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, which in combination with one or more of any events described in (i) through (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) that subjects the Company, any Guarantor or any other Restricted Subsidiary to any material tax, penalty or other liability (for purposes of this paragraph (9) the term "material" and "material liability" shall mean any tax, penalty or liability in excess of $5,000,000);

                 (10) the failure of a Guarantee by a Guarantor to be in full force and effect (other than a release of a Guarantee in accordance with Section 10.4) or any Guarantor shall deny or disaffirm its obligations with respect thereto;

                 (11) the Company or any Subsidiary (other than an Unrestricted Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case or proceeding,

                          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                          (D) makes a general assignment for the benefit of its creditors, or

                          (E) generally is not paying its debts as they become due; or

                 (12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any Subsidiary (other than an Unrestricted Subsidiary) in an involuntary case or proceeding,

                          (B) appoints a Custodian of the Company or any Subsidiary (other than an Unrestricted Subsidiary) or for all or substantially all of the property of the Company or such Subsidiary, or

                          (C) orders the liquidation of the Company or any Subsidiary (other than an Unrestricted Subsidiary),

         and the order or decree remains unstayed and in effect for 60 days.

         The term "BANKRUPTCY LAW" means Title 11, United States Code, or any similar foreign, federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION  6.2.    ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clause (11) or clause (12)) under Section 6.1 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the unpaid principal of, and premium on, (including the Change of Control purchase price if the Event of Default includes failure to pay the Change of Control purchase price), and accrued and unpaid interest and Liquidated Damages, if any, on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration, such principal, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, shall become and be immediately due and payable. If an Event of Default specified in clause (11) or clause (12) above occurs, all unpaid principal of, and premium, if any, accrued interest and Liquidated Damages, if any, on, the

Securities then outstanding shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of a majority in principal amount of the then outstanding Securities, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul a declaration of acceleration and its consequences if:
(1) the Company or any Guarantor has paid or deposited with such Trustee money sufficient to pay (A) all overdue installments of interest and Liquidated Damages, if any, on all the Securities, (B) the principal of, and premium, if any, on, any Securities that have become due otherwise than by such declaration of acceleration and interest and Liquidated Damages, if any, thereon at the rate or rates prescribed therefor in the Securities, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (D) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default, other than the non-payment of the principal of any Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION  6.3.    OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may, but is not obligated to, pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. If an Event of Default specified under clause (11) or clause (12) of Section 6.1 occurs with respect to the Company at a time when the Company is the Paying Agent, the Trustee shall automatically assume the duties of Paying Agent.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION  6.4.    WAIVER OF PAST DEFAULTS.

         Subject to Sections 6.7 and 9.2, the Holders of at least a majority in principal amount of Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Securities, including any optional redemption payments or Change of Control or Net Proceeds Offer payments.

SECTION  6.5.    CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and
(2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION  6.6.    LIMITATION ON REMEDIES.

         No Holder of any of the Securities shall have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:

                 (1) the Trustee has previously received written notice of a continuing Event of Default from such Holder,

                 (2) the Trustee has previously received a request from Holders of at least 25% in principal amount of the outstanding Securities to institute proceedings in respect of such Event of Default or to pursue such remedy in its own name as Trustee under the Indenture,

                 (3) such Holder or Holders have offered to such Trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, which is reasonably satisfactory to the Trustee,

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any proceeding or otherwise act as requested, and

                 (5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

SECTION  6.7.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, interest and Liquidated Damages, if any, on, such Securities on the Stated Maturity therefor and to institute suit for the enforcement of any such overdue payment, and such right may not be impaired without the consent of such Holder.

Section  6.8.    COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in payment of principal, premium, if any, interest or Liquidated Damages, if any, specified in Section 6.1(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal, premium, if any, interest and Liquidated Damages, if any, remaining unpaid with respect to the Securities, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest and Liquidated Damages, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION  6.9.    TRUSTEE MAY FILE PROOFS OF CLAIM.

         (a) The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expense, disbursements and advances of the Trustee, its agent and counsel) and the Holders allowed in any judicial proceedings relative to the Company, the Guarantors, their creditors or their property and may, and shall be entitled and empowered to, collect, receive and distribute any money, securities or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION  6.10.   PRIORITIES.

         If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                          First:  to the Trustee, its agents and attorneys, for
                 amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee's costs and expenses of collection;

                          Second:  to Holders for amounts due and unpaid on the
                 Securities for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

                          Third:    to the Company or to such Person as a court
                 of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION  6.11.   UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                  ARTICLE VII

                                    TRUSTEE

SECTION  7.1.    DUTIES OF TRUSTEE.

         (a) If an Event of Default of which the Trustee has notice (to the extent the Trustee is deemed to have notice as expressly provided in Section 7.1(g)) has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default of which the Trustee has notice (to the extent the Trustee is deemed to have notice as expressly provided in Section 7.1(g)):

                 (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) This paragraph (c) does not limit the effect of the preceding Section 7.1(b).

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5, and the Trustee shall be entitled from time to time to request such a direction.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.




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
         (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) Subject to Sections 7.1 and 7.2, the Trustee shall not be required to inquire as to, to take notice of, and shall not be deemed to have notice of, any Default or Event of Default hereunder, except Events of Default described in paragraphs (1), (2) and (3) of Section 6.1, unless the Trustee shall be notified specifically of the Default or Event of Default in a written instrument or document delivered to it by the Company or any Guarantor, or by the Holders of at least ten percent (10%) of the aggregate principal amount of the Securities then outstanding or it shall have obtained actual knowledge thereof. In the absence of delivery of a notice satisfying those requirements or such actual knowledge, the Trustee may assume that there is no Default or Event of Default, except as noted above.

SECTION  7.2.    RIGHTS OF TRUSTEE.

         Subject to Section 7.1:

         (a) The Trustee may conclusive rely on, and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantors, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

SECTION  7.3.    INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee and not be denied such permission, or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION  7.4.    TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION  7.5.    NOTICE OF DEFAULTS.

         If a Default or an Event of Default occurs and is continuing, and if it is known to the Trustee pursuant to Section 7.1(g), the Trustee shall mail to each Holder pursuant to Section 11.2 a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in any payment on any Security, the Trustee may withhold the notice if and so long as its Board of Directors, executive committee or a trust committee of officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION  7.6.    REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15, that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be
(i) mailed to the Company and (ii) filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee in writing when the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION  7.7.    COMPENSATION AND INDEMNITY.

         The Company and the Guarantors jointly and severally agree to pay the Trustee from time to time reasonable compensation for its services under this Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors jointly and severally agree to reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include when applicable the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors jointly and severally agree to indemnify the Trustee against any loss, liability or expenses incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 7.7) and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Guarantors of any claim for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel if the Company is advised by an Opinion of Counsel that the Trustee has separate defenses and that separate representation is appropriate. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         Neither the Company nor the Guarantors shall be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's breach of the applicable standard of care for its conduct under Section 7.1.

         The obligations of the Company and the Guarantors under this Section
7.7 shall survive the satisfaction and discharge of this Indenture.

         To secure the payment obligations of the Company and the Guarantors in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.1(11) or (12), the expenses and the compensation for the services (including the fees and expenses of its agent and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION  7.8.    REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company, in writing. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (3) a Custodian or other public officer takes charge of the Trustee or its property; or




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
                 (4) the Trustee becomes incapable of acting as Trustee hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

SECTION  7.9.    SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders.

SECTION  7.10.   ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee which satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA Section 310(b).

SECTION  7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.




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
                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION  8.1.    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to exercise its rights pursuant to either
Section 8.2 or 8.3 with respect to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

SECTION  8.2.    LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall be deemed to have discharged its obligations with respect to all outstanding Securities, and each Guarantor shall be deemed to have discharged its obligation with respect to its Guarantee, on the date all conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, and each Guarantor shall be deemed to have paid and discharged its Guarantee (which in each case shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.5 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.2) and to have satisfied all its other obligations under such Securities or Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, interest and Liquidated Damages, if any, on, such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.3, 2.4, 2.6, 2.7, 2.10 and 4.4, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith (including Section 7.7) and
(d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Securities.

SECTION  8.3.    COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 4.17 and 4.18 and paragraph (2) of Section 5.1 on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(4) (as applicable) or Section 6.1(5), but, except as specified above,




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the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, Sections 6.1(6) through 6.1(10) shall not constitute Events of Default.

SECTION  8.4.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to application of Section 8.2 or
Section 8.3, as the case may be, to the outstanding Securities:

         (a) The Company shall irrevocably have deposited or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Legal Tender in an amount, or (b) U.S. Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Legal Tender in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, and premium, if any, interest and Liquidated Damages, if any, on, the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Securities to said payments with respect to the Securities;

         (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsection 6.1(11) or 6.1(12) is concerned, at any time in the period ending on the 91st (or, if such deposit may be subject to set aside or avoidance under any then applicable Bankruptcy Law for a period of time longer than 90 days, the one day after the conclusion of such longer period) day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which the Company is bound;

         (f) In the case of any election under Section 8.2 or 8.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section
8.2 or the Covenant Defeasance under Section 8.3 (as the case may be) have been complied with as contemplated by this Section 8.4.

SECTION 8.5. DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.6, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or U.S. Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION  8.6.    REPAYMENT TO COMPANY.

         Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, interest or Liquidated Damages, if any, on, any Security and remaining unclaimed for two years after such principal, and premium, if any, interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general




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
creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION  8.7.    REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Securities in accordance with Section 8.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities, and each Guarantor's obligations under its Guarantor, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.5; provided, however, that, if the Company makes any payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on, any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION  9.1.    WITHOUT CONSENT OF HOLDERS.

         Notwithstanding Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                 (1) to cure any ambiguity, omission, defect or inconsistency;

                 (2)      to comply with Section 5.1;

                 (3) to reflect the addition or release of any Guarantor, as provided for by this Indenture;

                 (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                 (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect.

         Upon the request of the Company, accompanied by a Board Resolution of the Company and of each Guarantor authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment




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
or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION  9.2.    WITH CONSENT OF HOLDERS.

         Except as provided below in this Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms) of the Holders of at least a majority in principal amount of the then outstanding Securities, and subject to Sections 6.4 and 6.7, any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities).

         Upon the request of the Company accompanied by a Board Resolution of the Company and each Guarantor authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

                 (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                 (2) reduce the rate or change the time for payment of interest, including defaulted interest, or Liquidated Damages, if any, on the Securities;

                 (3) reduce the principal amount of any Security or change the Maturity Date of the Securities;



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
                 (4) reduce the redemption price, including premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

                 (5) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Security pursuant to Section
         4.11 or 4.17, or change the time at which any Security may or shall be repurchased thereunder;

                 (6) waive a continuing Default or Event of Default in the payment of the principal of, or premium, if any, interest or Liquidated Damages, if any, on, the Securities;

                 (7) make any Security payable in money other than that stated in the Security;

                 (8) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on, any Security pursuant to
         Section 6.7 or 6.8, except as limited by Section 6.6; or

                 (9) make any change in Section 6.4 or Section 6.7 or in this sentence of this Section 9.2.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION  9.3.    COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION  9.4.    REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal




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
amount of Securities required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 90-day period.

         An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter, it shall bind every Holder unless it makes a subsequent change described in any of clauses (1) through (9) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION  9.5.    NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Company or the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the re-delivered Security about the changed terms and return it to the Holder and on any Security thereafter authenticated. If the Company or the Trustee so determines, the Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION  9.6.    TRUSTEE PROTECTED.

         The Trustee shall sign any amended or supplemental Indenture or waiver authorized pursuant to this Article IX if the amendment or supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any of its Subsidiaries may sign an amended or supplemental indenture until its respective Board of Directors approves it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article VII) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Boards of Directors of the Company and the Guarantors approve it.

SECTION  9.7.    RESTRICTIONS ON PAYMENTS FOR AMENDMENTS, WAIVERS AND
                 MODIFICATIONS.

         Notwithstanding any provision to the contrary contained or referred to in this Indenture, the Company shall not, and shall not permit any of its Subsidiaries directly or indirectly, to pay or cause to be paid any consideration, whether by way of interest, premium, fee or otherwise, to any Holder for or as an inducement to any consent, waiver, amendment or supplement of any terms or provisions of the Security or this Indenture, unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend or supplement in the time frame set forth in any solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                                   GUARANTEES

SECTION  10.1.   UNCONDITIONAL GUARANTEE.

         Each Guarantor hereby, jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the "GUARANTEE") to each Holder and to the Trustee the due and punctual payment of the principal of, and premium, if any, interest and Liquidated Damages, if any, on, on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company whether at maturity, by acceleration, redemption, repurchase or otherwise, including interest on the overdue principal of, and premium, if any, interest and Liquidated Damages,




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
if any, on, the Securities, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in
Section 10.5; and in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption, repurchase or otherwise.

         Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders to accelerate the obligations of the guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen or whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable discharge or defense of a guarantor, and in no event or circumstance, shall its obligations hereunder be released, discharged, mitigated, waived, impaired or affected in whole or in part except for its final and complete payment and performance hereof or pursuant to the express provisions of Section 10.4. To the fullest extent permitted by law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice (including notice of intent to accelerate or notice of acceleration) and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, any Securities Custodian, any Custodian or trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder with respect to the Securities, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until final payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

         The obligations of each Guarantor under its Guarantee are independent of the obligations of the Company under the Securities and this Indenture, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce its Guarantee, irrespective of whether any action is brought against the Company or any other Guarantor or whether the Company or any other Guarantor is joined in any such action or actions.




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
SECTION  10.2.   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Subject to paragraph (b) of this Section 10.2, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation or Person (whether or not affiliated with such Guarantor) unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and expressly assumes all the obligations of such Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Securities, the Indenture and, if applicable, the Registration Rights Agreement, (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists, (iii) such Guarantor or the entity or Person formed by or surviving any such consolidation or merger on a pro forma basis will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (iv) the Company will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a). In connection with any consolidation or merger contemplated by this Section 10.2, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that all conditions precedent to the proposed transaction and to execution and delivery of such supplemental indenture have been complied with. This Section 10.2(a) will not prohibit a merger between Guarantors or a merger between the Company and a Guarantor.

         (b) In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantees; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the provisions of the Indenture described under Section 4.11.

SECTION  10.3.   ADDITION OF GUARANTORS.

         (a) The Company agrees to cause each Person that is or becomes a Restricted Subsidiary on or after the Issue Date to become a Guarantor to the full extent as provided by this Article X by executing and delivering to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment of the Securities pursuant to the terms hereof, and any Person that was not a Guarantor on the Issue Date may so become a Guarantor by executing and delivering to the Trustee, in each case as to such Restricted Subsidiary or Person (as applicable), (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Restricted Subsidiary or Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Restricted Subsidiary or Person and constitutes the legal, valid, binding and enforceable obligation of such Restricted Subsidiary or Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

         (b) The Company hereby represents and warrants that no Restricted Subsidiaries and Guarantors are in existence on the Issue Date.




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SECTION  10.4.   RELEASE OF A GUARANTOR.

         Upon the sale or disposition of, or with respect to, a Guarantor (or substantially all of its assets) as expressly provided in Section 10.2(b) or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary, which in each case otherwise is effected in compliance with the terms of this Indenture, such Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition or designation (as applicable) was made by the Company in accordance with the provisions of this Indenture. Any Guarantor not so released remains liable for the full amount of the Securities or other amounts as provided in this Article X.

SECTION  10.5.   LIMITATION OF GUARANTOR'S LIABILITY.

         Each Guarantor and by its acceptance of Securities under this Indenture each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.6, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. This
Section 10.5 is for the benefit of the creditors of each Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Guarantor pursuant to a Bank Credit Facility shall be deemed to have been incurred prior to the incurrence by such Guarantor of its liability under the Guarantee.

SECTION  10.6.   CONTRIBUTION.

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION  10.7.   EXECUTION AND DELIVERY OF GUARANTEE.

         To further evidence its Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation relating to such Guarantee, in substantially the form of Exhibit D, shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of one Officer of each Guarantor.

         Each of the Guarantors hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture, a Guarantee or a Security, or a supplemental indenture or notation with respect to any of them, no longer holds that office at the time




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the Trustee authenticates such Security or at any time thereafter, such
Guarantor's Guarantee of such Security shall be valid nevertheless.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee on behalf of the Guarantor.

SECTION  10.8.   "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article X in place of the Trustee.

SECTION  10.9.   SEVERABILITY.

         In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE XI

                                 MISCELLANEOUS

SECTION  11.1.   TRUST INDENTURE ACT CONTROLS.

         Whether prior to or following the qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c) upon an Indenture qualified under the TIA, the imposed duties shall control under this Indenture.

SECTION  11.2.   NOTICES.

         Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested), facsimile, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

         If to the Company or any Guarantor:

                 Michael Petroleum Corporation
                 13101 Northwest Freeway
                 Suite 320
                 Houston, Texas 77040
                 Facsimile No.: (713) 895-0320

                 Attention:  Chief Financial Officer




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
         If to the Trustee:

                 State Street Bank and Trust Company
                 225 Asylum Street, 23rd Floor
                 Hartford, Connecticut 06103
                 Facsimile No.:  (860) 244-1889

                 Attention:  Corporate Trust Administration

         The Company, any Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

         Any notice or communication mailed to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to the address for such Holder appearing on the registration books of the Registrar. Any notice of communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communications to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION  11.3.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION  11.4.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, the conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, such conditions precedent and covenants have been satisfied.




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SECTION  11.5.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and include:

                 (1) a statement that each Person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                 (4) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

SECTION  11.6.   RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION  11.7.   LEGAL HOLIDAYS.

         A "LEGAL HOLIDAY" is a Saturday, a Sunday, or a day on which banks and trust companies in The City of New York or in the city of the Corporate Trust Office are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION  11.8.   GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION  11.9.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any other Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. NO PERSONAL LIABILITY OF DIRECTORS, ADVISORS, MANAGERS, OFFICERS, EMPLOYEES, INCORPORATORS, MEMBERS AND STOCKHOLDERS.

         No past, present or future director, advisor, manager, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of



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the Company or any Guarantor under the Securities, the Guarantees, this
Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION  11.11.  SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION  11.12.  DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION  11.13.  SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION  11.14   TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.


                                            MICHAEL PETROLEUM CORPORATION



                                             By /s/ MICHAEL G. FARMAR
                                               ---------------------------------
                                               Michael G. Farmar, President
                                               and Chief Operating Officer



                                             STATE STREET BANK AND
                                             TRUST COMPANY, as Trustee



                                              By /s/ MICHAEL M. HOPKINS
                                                --------------------------------
                                                Michael M. Hopkins
                                                Vice President





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